UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2007

NESTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-12965	13-3163744
(Commission File Number)	(IRS Employer Identification Number)

42 Oriental Street; Third Floor, Providence, Rhode Island

(Address of principal executive offices)

(401) 274-5658

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

At the Company’s Annual Meeting of Stockholders held on December 12, 2007, the stockholders of the Company:

•
elected nine directors to serve for one, two or three year terms; Class I directors whose term will expire in 2008 are:  David N. Jordan, Nina R. Mitchell and Theodore Petroulas; Class II directors whose term will expire in 2009 are:  George L. Ball, Harold E. Ford and Edward F. Heil; and Class III directors whose term will expire in 2010 are:  Clarence A. Davis, Michael C. James and Daryl Silzer;

Mr. Heil is the only new director to be elected.  Mr. Heil is General Partner in charge of Sudler Real Estate and has held that position since 2003.  Sudler is the largest condominium management company in Chicago with over 18,000 units.   In 2002, Mr. Heil established E. F. Heil, LLC, a quarry and landfill firm and serves as its president.   Mr. Heil is a Board member of American Ecology, a publically-traded nuclear and hazardous waste company and has served in that capacity for more than 10 years.

ITEM 5.03.	AMENDMENTS TO THE ARTICLES OF INCORPORATION OR BYLASWS; CHANGE IN FISCAL YEAR

At the Company’s Annual Meeting of Stockholders held on December 12, 2007, the stockholders of the Company:

•
approved the amendment of the Company’s Certificate of Incorporation to divide the Company’s Board of Directors into three classes, as nearly equal in number as possible, to be known as Class I, Class II and Class III with each class to be elected for three year terms on a staggered basis;

•	approved the amendment and restatement of the Company’s By-Laws to increase the maximum number of directors of the Company from nine to eleven.

ITEM 5.05.	AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

On December 12, 2007, the Board of Directors amended the Company's Code of Ethics and Insider Trading Policy to provide that the trading window under the policy ends on the first calendar day of the third month of the fiscal quarter.   Prior to the amendment, the trading window ended at the close of business on the day two weeks before the last day of each fiscal quarter.   A copy of the Company's entire Code of Ethics document is posted on its web site www.nestor.com.

ITEM 8.01.	OTHER EVENTS

Following the Annual Meeting of Stockholders, the directors of the Company met and made appointments to the Board’s Committees.

Messrs. Ball and Davis were reappointed to the Executive Committee and Mr. James was appointed to the Executive Committee.  Mr. Ball will continue to serve as Chairman of the Executive Committee.

Messrs. James and Petroulas, and Ms. Mitchell were reappointed to the Audit Committee.  Mr. James will continue to serve as Chairman of the Audit Committee.

Mr. James was reappointed to the Compensation Committee and Messrs. Ford and Ball were appointed to the Compensation Committee.  Mr. James will continue to serve as Chairman of the Compensation Committee.

Messrs. Silzer and Jordan were reappointed to the Nominations Committee.  Mr. Silzer will continue to serve as Chairman of the Nominations Committee.

The board further appointed the following individuals be elected to the office or offices following their name to serve subject to the terms of each individual’s employment agreement:
Clarence A. Davis, Chief Executive Officer
Teodor Klowan, Jr., Chief Financial Officer
Tadas A. Eikinas, Chief Operating Officer
Brian R. Haskell, Vice President and General Counsel

The Board re-elected Mr. George L. Ball as Chairman of the Board of the Company.

As set forth in Section 16 of the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder and an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code, the board of directors determined that the following individuals qualify as “independent” directors:  George L. Ball, Harold E. Ford,  David N. Jordan, Michael C. James, Nina R. Mitchell, Theodore Petroulas, Daryl Silzer.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Exhibit

10.1	Amended and Restated Company’s Certificate of Incorporation, dated December 12, 2007

10.2	Amended and Restated Company’s Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NESTOR, INC.

	By:	/s/ Brian R. Haskell
Brian R. Haskell
Vice President and General Counsel

Date: December 18, 2007